UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
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Martha Stewart Living Omnimedia, Inc.

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: April 22, 2009
Date of earliest event reported: April 20, 2009
MARTHA STEWART LIVING OMNIMEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15395 (Commission File Number)	52-2187059 (IRS Employer Identification Number)

11 West 42nd Street New York, NY	10036
(Address of principal executive offices)	(Zip Code)
(212) 827-8000
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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
INDEX OF EXHIBITS

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 21, 2009, Martha Stewart Living Omnimedia, Inc. (the “Company”) announced the resignation of Wenda Harris Millard as the Company’s President of Media and Co-CEO. The Company also announced that Robin Marino will continue at the Company as President and CEO of Merchandising. It is expected that Ms. Marino will be recommended to join the Company’s Board of Directors following the Annual Meeting.
     The press release addressing these developments is attached as an exhibit to this Form 8-K.
     In connection with Ms. Millard’s resignation, on April 20, 2009, the Company entered into a separation agreement and related waiver and release of claims with Ms. Millard (collectively, the “Separation Agreement”) terminating her employment as of that date. The Separation Agreement provides for payment by the Company of Ms. Millard’s unpaid salary and accrued vacation time through the date of termination. In addition, for execution of the waiver and release and cooperation with the Company in effecting an orderly transition, the Company amended Ms. Millard’s March 2, 2009 option to purchase 330,000 shares of the Company’s Class A common stock at $1.96 to (i) reduce the number of shares subject to the option to 100,000, (ii) specify that the revised option will vest on the eighteen month anniversary of the date of termination, provided Ms. Millard is not in breach of obligations included in her September 17, 2008 employment agreement with the Company (which would include confidentiality, non-competition, non-solicitation and non-disparagement obligations), and (iii) allow the option to be exercisable for 12 months after vesting. All other unvested equity held by Ms. Millard terminates. The Company will reimburse Ms. Millard for her COBRA costs in an amount equal to the amount the Company would have paid for a period not to exceed a year or such earlier time as she becomes eligible for coverage from another employer, as well as for any unpaid or forfeited Company 401(k) contributions for 2009.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit	Description
	99.1	Martha Stewart Living Omnimedia, Inc. Press Release dated April 21, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTHA STEWART LIVING OMNIMEDIA, INC.
Date: April 22, 2009	By:	/s/ William C. Stern
William C. Stern
General Counsel

INDEX OF EXHIBITS

Exhibit	Description
99.1	Martha Stewart Living Omnimedia, Inc. Press Release dated April 21, 2009

Exhibit 99.1
Martha Stewart Living Omnimedia Announces Reorganization of Media Business Segment;
Wenda Harris Millard Steps Down as President of Media and Co-CEO
NEW YORK, April 21, 2009 — Martha Stewart Living Omnimedia, Inc. (NYSE: MSO) today announced a reorganization of its Media business. The Company also announced that Wenda Harris Millard is stepping down from her post as President of Media and Co-CEO. The company has no plans to replace Ms. Millard or name a new co-CEO.
Martha Stewart, MSLO’s Founder, will oversee all editorial and creative functions. MSLO Chairman Charles Koppelman, who in addition to serving as the Company’s Principal Executive Officer, will now oversee MSLO’s Media businesses. Robin Marino will continue to oversee Merchandising, serving as the segment’s President and CEO, and to report to Mr. Koppelman. Ms. Marino is expected to be recommended to join MSLO’s Board of Directors.
Mr. Koppelman stated: “We are grateful to Wenda for all of her work on behalf of MSLO. Wenda has been a champion of Martha’s groundbreaking Omnimedia vision on which this company was built. She has been an effective leader of a very talented team as we’ve expanded our franchises and grown our cross-platform programs.”
“Robin will continue to work with me to identify new opportunities and create synergies across our Media and Merchandising businesses,” Mr. Koppelman added.
Ms. Millard stated: “I am very proud of the contributions I’ve made to MSLO over the past five years, first as a board member and most recently as President of Media and co-CEO. We’ve built an agile team and a strong foundation for future growth.”
About Martha Stewart Living Omnimedia, Inc.
Martha Stewart Living Omnimedia, Inc. (NYSE: MSO) is a diversified media and merchandising company, inspiring and engaging consumers with unique lifestyle content and distinctive products. The Publishing segment encompasses four magazines, including the company’s flagship publication, Martha Stewart Living, periodic special issues and books. The marthastewart.com website provides consumers with instant access to MSLO’s multimedia library, search and find capabilities, recipes, online workshops, community and personalization, as well as wedding-planning tools powered by WeddingWire. The Broadcasting segment produces such programming as the Emmy-winning daily, nationally syndicated television series, “The Martha Stewart Show,” and Martha Stewart Living Radio on SIRIUS channel 112 and XM Radio 157. In addition to its media properties, MSLO offers high-quality Martha Stewart products through licensing agreements with carefully selected companies, including the Martha Stewart Collection exclusively at Macy’s, Martha Stewart Everyday at Kmart, Martha Stewart Crafts with EK Success at Wal-Mart, Michaels and independent retailers, Martha Stewart for 1-800-Flowers.com and a co-branded food line with Costco. In 2008, Emeril Lagasse joined the Martha Stewart family of brands; MSLO acquired the assets related to Lagasse’s media and merchandising business, including television programming, cookbooks, and emerils.com website and his licensed kitchen and food products. For additional information about MSLO, visit www.marthastewart.com.
Forward-Looking Statements
We have included in this press release certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our current beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. These statements include estimates of future financial performance, potential opportunities, expected product line expansions and additions, future acceptability of our content and our businesses and other statements that can be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “potential” or “continue” or the negative of these terms or other comparable terminology. The Company’s actual results may differ materially from those projected in these statements, and factors that could cause such differences include: adverse reactions to publicity relating to Martha Stewart or Emeril Lagasse by consumers, advertisers and business partners; further downturns in national and/or local economies; shifts in our business strategies; a loss of the services of Ms. Stewart or Mr. Lagasse; a loss of the services of other key personnel; a further softening of the domestic advertising market; changes in consumer reading, purchasing and/or television viewing patterns; unanticipated increases in paper, postage or printing costs; operational or financial problems at any of our contractual business partners; the receptivity of consumers to our new product introductions; and changes in government regulations affecting the Company’s industries.
Certain of these and other factors are discussed in more detail in the Company’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, especially under the heading “Risk Factors”, which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov. The Company is under no obligation to update any forward-looking statements after the date of this release.
SOURCE Martha Stewart Living Omnimedia, Inc.
CONTACT: Elizabeth Estroff, Corporate Communications, Martha Stewart
Living Omnimedia, +1-212-827-8281, eestroff@marthastewart.com/
Web site: http://www.marthastewart.com /